EXHIBIT 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this annual report on Form 10-KSB for the year ended December 31, 1999 filed in behalf of Casinovations Incorporated of our report dated January 28, 2000, relating to the financial statements of Casinovations Incorporated as of December 31, 1999.

                                     /s/ James E. Scheifley & Associates, P.C.

                                         James E. Scheifley & Associates, P.C.
                                         Certified Public Accountants


March 29, 2000
Denver, Colorado

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